NOTE: CERTAIN PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

                                                                   EXHIBIT 10.16

                       RESEARCH AND DEVELOPMENT AGREEMENT

                                      among

                                  IOMED, INC.,

                                  DERMION, INC.

                                       and

                             CIBA-GEIGY CORPORATION

                           Dated as of March 29, 1996

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1         DEFINITIONS.................................................................................   1
                  1.1      Definitions........................................................................   1
                  1.2      General Definition Provisions......................................................   9

ARTICLE 2         THE PROGRAM.................................................................................   9
                  2.1      Basic Provisions of the Program....................................................   9
                  2.2      Staffing and Resources.............................................................  10
                  2.3      Annual Plans.......................................................................  11
                  2.4      The Committee......................................................................  11
                  2.5      Research Records; Reports..........................................................  14
                  2.6      Access to Facilities...............................................................  15
                  2.7      Clinical Trials....................................................................  15
                  2.8      Clinical Manufacturing of Products.................................................  15
                  2.9      Liability Insurance................................................................  15

ARTICLE 3         EXCLUSIVITY.................................................................................  16
                  3.1      Ciba Fields; Ciba Proprietary    Drugs.............................................  16
                  3.2      Dermion Exclusivity................................................................  17
                  3.3      Development of Systems for or by Dermion Outside the Program.......................  17
                  3.4      Development by Dermion of Abandoned Products.......................................  19
                  3.5      Development of Systems for or by Ciba..............................................  19

ARTICLE 4         OWNERSHIP OF TECHNOLOGY; PATENTS............................................................  21
                  4.1      Licensed Technology; No Other Rights...............................................  21
                  4.2      Improvements.......................................................................  22
                  4.3      Ownership and Use of Jointly Developed Technology..................................  22
                  4.4      Transfer of Jointly Developed Technology...........................................  23
                  4.5      Patents and Patent Applications....................................................  24
                  4.6      Infringement of Patent Rights......................................................  26
                  4.7      Infringement of Third Party Rights.................................................  27

ARTICLE 5         LICENSES 28
                  5.1      Licenses to Ciba...................................................................  28
                  5.2      License from Ciba..................................................................  29
                  5.3      Sublicensing.......................................................................  29
                  5.4      Transfers of Second Generation Technology by Dermion...............................  30
                  5.5      Future IOMED Licenses..............................................................  30

ARTICLE 6         EQUITY AND FUNDING..........................................................................  31
                  6.1      Related Transactions; License Fee..................................................  31
                  6.2      Program Funding....................................................................  31
                  6.3      Milestone Payments.................................................................  32

                                                                                                               Page
                  6.4      Royalties Payable by Ciba..........................................................  34
                  6.5      General Provisions Regarding Royalties.............................................  35
                  6.6      Incorporation of Technology........................................................  37

ARTICLE 7         REPRESENTATIONS AND WARRANTIES..............................................................  37
         7.1      Representations and Warranties of IOMED and Dermion.........................................  37
                  7.2      Representations and Warranties of Ciba.............................................  39
                  7.3      DISCLAIMERS........................................................................  40
                  7.4      LIMITED LIABILITY..................................................................  40

ARTICLE 8         OTHER COVENANTS AND AGREEMENTS..............................................................  41
                  8.1      Confidentiality....................................................................  41
                  8.2      IOMED Covenant Not to Compete......................................................  42
                  8.3      Change of Control of Dermion.......................................................  43
                  8.4      Right of First Offer...............................................................  44

ARTICLE 9         TERM AND TERMINATION........................................................................  45
                  9.1      Term...............................................................................  45
                  9.2      Termination........................................................................  45
                  9.3      Survival Upon Termination Continuing Liability.....................................  46
                  9.5      Partial Termination................................................................  47
                  9.6      Rejection in Bankruptcy............................................................  47
                  9.7      Program Records....................................................................  47
                  9.8      Certain Actions Following Termination..............................................  48

ARTICLE 10        INDEMNIFICATION.............................................................................  48
                  10.1     Indemnification by Dermion and IOMED...............................................  48
                  10.2     Indemnification by Ciba............................................................  48

ARTICLE 11        MISCELLANEOUS...............................................................................  48
                  11.1     Arbitration........................................................................  48
                  11.2     Publicity..........................................................................  49
                  11.3     Assignment.........................................................................  49
                  11.4     Amendment..........................................................................  50
                  11.5     Waiver.............................................................................  50
                  11.6     Notices............................................................................  50
                  11.7     Force Majeure......................................................................  51
                  11.8     Disclaimer of Agency...............................................................  51
                  11.9     Further Assurances.................................................................  51
                  11.10    Expenses...........................................................................  52
                  11.11    Governing Law......................................................................  52
                  11.12    Entire Agreement...................................................................  52
                  11.13    Severability.......................................................................  52
                  11.14    Broker's Fees......................................................................  52
                  11.15    Article and Section Headings.......................................................  52
                  11.16    Counterparts.......................................................................  53

                                    Schedules


         Schedule                                   Description
         --------                                   -----------
         Schedule 1.1(a)                            Ciba Technology
         Schedule 1.1(b)                            Dermion Technology
         Schedule 3.1                               Ciba Fields

                       RESEARCH AND DEVELOPMENT AGREEMENT


                  RESEARCH AND DEVELOPMENT AGREEMENT (this "Agreement"), dated as of March 29, 1996, among CIBA-GEIGY CORPORATION, a New York corporation ("Ciba"), acting through its Pharmaceuticals Division, IOMED, INC., a Utah corporation ("IOMED"), and Dermion, Inc., a Delaware corporation ("Dermion").

                                   WITNESSETH:

                  WHEREAS, as part of its business, IOMED has been engaged in the business of conducting research with respect to and developing Systems on its own behalf and/or on behalf of third parties (the "Business");

                  WHEREAS, prior to entering into this Agreement, IOMED formed Dermion, a wholly-owned subsidiary of IOMED, contributed certain assets and assigned certain rights to Dermion (including the right to receive any royalties payable by any Person with respect to the IOMED Technology to the extent such royalties are payable in connection with the conduct of the Business by Dermion) and entered into certain agreements with Dermion, such that Dermion has all assets, rights and properties necessary to conduct the Business as previously conducted by IOMED other than the IOMED Technology;

                  WHEREAS, each of Dermion and Ciba have certain expertise in the development of Systems, and Ciba owns or is licensed under Patent Rights and Know-How with respect to and manufactures certain drugs;

                  WHEREAS, the parties desire to collaborate in the research and development of Systems for the delivery of drugs owned by, licensed to, or manufactured by Ciba, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the covenants and obligations set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "1984 Act" shall mean the United States Drug Price Competition and Patent Term Restoration Act of 1984 (as amended), including 21 USC 355, 35 USC 155-156, 35 USC 271 and applicable regulations promulgated thereunder.

                  "Abandoned Product" shall mean any Product with respect to which Program activities have been terminated by the Committee.

                  "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  **********************************************************
*********

                  "ANDA" shall mean an Abbreviated New Drug Application, as defined in the FDA Act.

                  "Annual Plan" shall mean the written plan describing the activities to be conducted by the parties during each year of the Program, as prepared and approved, and as may be amended from time to time, by the Committee in accordance with Section 2.3.

                  "Applicable Law" shall mean, with respect to a Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or its properties, business or assets.

                  "Background Technology" shall mean the Patent-Rights and Know-How of Ciba or Dermion, or their respective Affiliates, as the case may be, existing as of the date hereof. Patent Rights shall be deemed to exist as of the date hereof if such Patent Rights are based on a patent application first filed in the country of issuance or elsewhere prior to the date hereof, or if such Patent Rights cover an invention first reduced to practice prior to the date hereof as evidenced by documents prepared by, on behalf of or in cooperation with, or in the possession of Ciba or Dermion, or their respective Affiliates, as the case may be. Know-How shall be deemed to exist as of the date hereof to the extent described in documents prepared by, on behalf of or in cooperation with, or in the possession of Ciba or Dermion, or their respective Affiliates, as the case may be, prior to the date hereof.

                  "Bankruptcy Event" with respect to any Person shall mean any of the following events: such Person makes an assignment for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for such Person's business, proceedings are instituted against such Person under federal or state bankruptcy or insolvency laws that have not been stayed within 30 days, all or substantially all of such Person's business or assets become subject to attachment, garnishment or other process, or a court or other Governmental Authority of competent jurisdiction determines that such Person is insolvent.

                  "Business" shall have the meaning set forth in the recitals to this Agreement.

                  "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banks in the State of New York are legally required or permitted to be closed.

                  "Change of Control" with respect to any Person shall mean (i) any transaction or series of related transactions, other than a registered public offering, as a result of which Persons owning the outstanding Voting Securities (as defined below) of such Person immediately prior to such transaction or series of related transactions cease to own a majority of the outstanding Voting Securities of such Person thereafter, (ii) the consolidation or merger of such Person with or into another Person, whether or not such Person is the surviving entity of such transaction, unless immediately after such consolidation or merger Persons owning the outstanding Voting Securities of such Person prior to the transaction own a majority of the outstanding Voting Securities of such new or surviving entity, or (iii) the sale, assignment or other transfer of all or substantially all of the business or assets of such Person to a third party in a single transaction or series of related transactions. As used herein, the term "Voting Securities" of any Person shall mean shares of capital stock, partnership interests or other equity interests of such Person entitling the holder thereof to vote in the election of directors or other applicable governing body of such Person.

                  "Ciba Fields" shall have the meaning set forth in Section 3.1.

                  "Ciba Technology" shall mean (i) the Patent Rights and Know-How set forth on Schedule 1.1(a) , as such schedule may be updated by Ciba from time to time, (ii) all intellectual property rights (including all Patent Rights and Know-How) of Ciba with respect to drugs to be evaluated or tested under the Program or for which Systems will be developed pursuant to the Program, and (iii) all Improvements thereto.

                  "Committee" shall have the meaning set forth in Section
2.4(a).

                  "Contribution Agreement" shall have the meaning set forth in
Section 6.1.

                  "Dermion Technology" shall mean the Patent Rights set forth on
Schedule 1.1(b)(i), as such schedule may be updated by Dermion from time to time, and shall include all Improvements thereto.

                  "Drug" shall mean any drug or medicament possessing physical and chemical properties that render it potentially deliverable by iontophoresis in therapeutic quantities.

                  "Exclusivity Period" shall mean the term of this Agreement, provided, that in the event that this Agreement is terminated by Dermion other than pursuant to Section 9.2(iii), the Exclusivity Period shall mean the term of this Agreement plus a period of two (2) years from the effective date of such termination.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "FDA Act" shall mean the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder.

                  "Final Marketing Image" shall mean, with respect to any System, the physical and chemical form in which such System (including all components thereof) shall ultimately be manufactured and marketed commercially.

                  "First Commercial Sale" shall mean, with respect to any System, the date of the first sale of such System in the ordinary course of business in any country. Neither transfer of a System for use in a clinical trial nor a transfer to any Affiliate, licensee or sublicensee of Ciba for resale will be deemed a "First Commercial Sale" whether or not the transferor thereof is paid for such System.

                  "Fiscal Year" shall mean Ciba's fiscal year, which is a fifty-two to fifty-three (52-53) week year based on 4-4-5 week quarters, ending on the last Friday of the calendar year.

                  "full-time equivalent employee" shall mean an individual or individuals assigned to work on the Program with time and effort equivalent to that which would be expended by one individual working on the Program on a full-time basis consistent with normal business and scientific practice.

                  "Governmental Authority" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department, instrumentality, or branch of any of the foregoing.

                  "IDE" shall mean an Investigational Drug Exemption as defined in the FDA Act.

                  "Improvements" shall mean all improvements, extensions, enhancements, and modifications of or to Ciba Technology, Dermion Technology or IOMED Technology, as the case may be.

                  "IND" shall mean an Investigational New Drug Application, as defined in the FDA Act.

                  "Infringement Action" shall mean any action or suit, or threat of action or suit, by a third party alleging that the manufacture, use or sale of any Product or other System incorporating (or developed or manufactured through processes incorporating) Dermion Technology, IOMED Technology or Jointly Developed Technology, as the case may be, infringes a patent or violates any other proprietary rights of any third party (which infringement or violation is alleged to result from the incorporation of, or development or manufacture through processes incorporating, such Dermion Technology, IOMED Technology or Jointly Developed Technology in such Product or other System).

                  "Intercompany Patent License" shall have the meaning set forth in Section 6.1.

                  "Interim Agreement" shall mean the Research Agreement, dated as of July 17, 1995, between IOMED and Ciba, as extended prior to the date hereof.

                  "IOMED Technology" shall mean the Patent Rights set forth on
Schedule 1.1(b)(ii), as such schedule may be updated by IOMED from time to time, and shall include all Improvements thereto.

                  "Jointly Developed Technology" shall mean any and all technology (including Patent Rights and Know-How) developed pursuant to the Program relating to Systems, provided, that in no event shall Jointly Developed Technology include Ciba Technology, Dermion Technology or IOMED Technology.

                  "Key Employees" shall mean those individuals identified as such in a letter dated February 27, 1996 from Ciba to IOMED.

                  "Know-How" shall mean technology, formulae, trade secrets, technical data, preclinical and clinical data, and any other information or experience other than Patent Rights.

                  "Licensed Technology" shall mean Ciba Technology, Dermion Technology and IOMED Technology.

                  "Lien" shall have the meaning set forth in Section 7.1(c).

                  "NDA" shall mean a New Drug Application, as defined in the FDA Act.

                  "Net Sales" shall mean the amount billed by a party, its Affiliates, licensees and sublicensees to third parties for the sale of Products or other Systems, as the case may be, less allowances for all discounts and/or rebates, reimbursements or other similar payments which reduce the revenue actually received by Ciba for Products or Systems sold, as the case may be,
****************************************************************************
****************************************************************************
*************************************************************************
***********************************************************************; all
as determined in accordance with Ciba's standard accounting practices.

                  "parties" shall mean IOMED, Dermion and Ciba.

                  "Patent Rights" shall mean the rights and interests in and to issued patents and pending patent applications, whether domestic or foreign, claiming patentable inventions, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether owned or licensed in by a party with the right to sublicense.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

                  "Product" shall mean a System developed by Dermion and Ciba pursuant to this Agreement for delivery of any Drug specified by the parties.

                  "Program" shall mean those activities conducted pursuant to this Agreement to research, develop, manufacture and commercialize Products.

                  "Program Costs" shall mean (i) all costs and expenses directly related to Program activities incurred by Dermion in accordance with the Annual Plans and Quarterly Budgets, plus (ii) a general and administrative overhead
*****************************************************************************
****************************************************************************
***************************************************************************
**********************************************************.

                  "Program Employee" shall have the meaning set forth in Section 2.2.

                  "Program Records" shall have the meaning set forth in Section 2.5.

                  "Prohibited Transfer" shall mean any Transfer other than (i) to the partners, shareholders or other holders of any equity interest in the transferor, or (ii) pursuant to an effective registration statement under the Securities Act of 1933, as amended.

                  "Prohibited Transferee" shall mean **********************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************

************************************************************************

                  "Prosecution Costs" shall mean all direct and indirect fully absorbed costs, fees and expenses, including reasonable attorneys' fees incurred in connection with the filing, maintenance and prosecution of patent applications and patents with respect to Jointly Developed Technology, including, without limitation, costs and charges reasonably incurred in defending any interferences and oppositions with respect thereto.

                  "Quarterly Reports" shall have the meaning set forth in
Section 6.2(a).

                  "Research Funding Payments" shall have the meaning set forth in Section 6.2(a).

                  "Royalty Period" shall mean that period beginning on the First Commercial Sale of a System and ending upon expiration of all patents constituting Dermion Technology, IOMED Technology or Jointly Developed Technology, as the case may be, incorporated in such System (or in any processes through which such System is developed or manufactured).

                  "Settlement Costs" shall mean, with respect to any Infringement Action, all damages paid or payable to a third party in connection with such Infringement Action, all costs and expenses (including reasonable attorneys' fees) incurred in connection with such Infringement Action, and all fees, royalties or other amounts paid or payable to a third party pursuant to any Third Party License obtained in connection with such Infringement Action.

                  "Specified Indication" shall have the meaning set forth in
Section 3.1(b).

                  "System" shall mean an iontophoretic transdermal drug delivery system, incorporating a current source, current controller, drug containment device/electrode, dispersive electrode and method for attachment.

                  "Technology Transfer Restriction Period" shall have the meaning set forth in Section 4.4.

                  "term of this Agreement" shall mean the initial term of this Agreement and any extensions thereof in accordance with Section 9.1.

                  "Territory" shall mean **************************.

                  "Third Party License" shall mean, with respect to any Infringement Action, any license which either Dermion or Ciba, as the case may be, is required to obtain from a third party under the terms of any settlement or any judgment, decree or decision of a court, tribunal or other authority of competent jurisdiction in order to make, have made, use or sell Products or other Systems incorporating (or developed or manufactured through processes incorporating) Dermion Technology, IOMED Technology or Jointly Developed Technology, as the case may be.

                  "Transfer" shall mean (i) the making of any sale, exchange, assignment, conveyance, gift or other disposition (whether voluntary or involuntary) , (ii) the granting of any lien, security interest, pledge or other encumbrance, or (iii) the entering into any agreement to do any of the foregoing.

                  1.2 General Definition Provisions. For purposes of this Agreement, except as otherwise expressly provided herein,

                  (a) the terms defined in Section 1.1 include the plural as well as the singular;

                  (b) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Paragraph or other subdivision; and

                  (d) the words "include", "including" and other words of similar import mean "include, without limitation" or "including, without limitation," regardless of whether any reference to "without limitation" or words of similar import is made.

                                    ARTICLE 2
                                   THE PROGRAM

                  2.1 Basic Provisions of the Program. The Program shall be conducted by Dermion, subject to oversight by the Committee. Under the Program, Dermion will use commercially reasonable efforts to conduct research with respect to and develop Products in accordance with this Agreement. In furtherance thereof, Dermion shall use commercially reasonable efforts to perform such tasks and to comply with the time schedules therefor as are set by the Committee in the Annual Plans or otherwise; provided, that Dermion shall have no obligation to incur costs or expenses to purchase assets or obtain services for use exclusively in connection with the Program which are materially in excess of the aggregate amount of Research Funding Payments paid by Ciba. Program activities shall be conducted at facilities provided by Dermion and/or Ciba and shall use such personnel, methods and resources as shall be determined by Dermion, subject to the approval of the Committee; provided, however, that any such facilities provided by Ciba shall be provided at no charge to Dermion. Such personnel, methods and resources shall be sufficient to fulfill the objectives of the Program. Dermion covenants to Ciba that all Program activities conducted by Dermion or its Affiliates shall be conducted in a professional and competent manner, in compliance with all Applicable Laws and in accordance with this Agreement.

                  2.2 Staffing and Resources.

                  (a) Dermion. Dermion shall make available for use exclusively in the Program ****************************** equivalent employees ("Program Employees") at all times during the term of this Agreement, unless at any time the Committee determines that the objectives of the Program can be fulfilled with fewer Program Employees. Each Program Employee shall have such technical credentials, education and experience as is appropriate for such Program Employee's position in the Program. It is understood and agreed that the Program Employees may be consultants or independent contractors of, and need not be employees of, Dermion. All compensation (including salary, bonus and other benefits), and all travel, lodging and other business expenses of Program Employees shall be paid by Dermion. In the event of a Program Employee vacancy for any reason, prompt notice thereof shall be given to the Committee. Unless otherwise determined by the Committee, any such vacancy shall be filled by Dermion with an individual or individuals with comparable qualifications as the departed Program Employee and acceptable to Ciba, in its reasonable discretion. Subject to Section 2.2(c) below, Dermion shall provide such other scientific resources (consultants, facilities, equipment and materials) as are reasonably necessary to conduct the Program.

                  (b) Ciba. Ciba shall have the right to designate from time to time Ciba personnel to participate in the Program ("Ciba Personnel"). Ciba Personnel shall remain employed or otherwise engaged by Ciba during their participation in the Program. Ciba shall remain responsible for all compensation (including salary, bonus and other benefits) payable to, and all travel, lodging and other business expenses of such Ciba Personnel.

                  (c) Equipment. Except as set forth in the next sentence, all equipment necessary for conducting the Program shall be provided by Dermion at its cost (which cost, if incurred in compliance with this Agreement, shall be depreciated in accordance with generally accepted accounting principles as a Program Cost) and, to the extent purchased by Dermion, title thereto shall be retained by Dermion. To the extent any item of equipment is required to be purchased in connection with conducting the Program for a purchase price in excess of *******, Dermion shall notify the Committee. Subject to Section 2.4(a)(viii), Ciba shall purchase such equipment and make it available for use in the Program. Ciba shall retain title to any such equipment and such equipment shall be returned to Ciba upon termination of this Agreement.

                  2.3 Annual Plans. For each calendar year of the Program, an Annual Plan shall be approved by the Committee no later than ninety (90) days before the end of the prior calendar year. The Annual Plan for 1996 shall be prepared and approved by the Committee no later than thirty (30)days after the date hereof. Each Annual Plan shall be in writing and shall set forth with reasonable specificity research objectives, milestones, budgets and personnel requirements for Program activities to be conducted during the year covered by such Annual Plan. The Committee may make amendments to the Annual Plan as it may determine are necessary or desirable from time to time.

                  2.4 The Committee.

                  (a) Establishment and Functions. Dermion and Ciba shall establish a research and development steering Committee (the "Committee"), which shall be responsible for overseeing all aspects of the Program. The Committee shall plan, administer, and monitor the Program and shall keep the parties reasonably informed as to the status of all Program activities. Without limiting the foregoing, the approval of the Committee shall be required for the following actions with respect to the Program:

         (i) The adoption, amendment or repeal of any material plan or policy, including Annual Plans, with respect to the Program;

         (ii) The determination as to whether to pursue research concerning or the development of any particular Product;

         (iii) The determination as to whether to make any material changes or material adjustments with respect to the research concerning or development of any particular Product or the Program generally;

         (iv) The termination of Program activities with respect to any Product;

         (v) The organization of, or the acquisition or disposition of any interest in, any other Person by Dermion in connection with the Program;

         (vi) The execution, material amendment or termination by Dermion of any agreement for the acquisition from a third Person of Patent Rights or Know-How (or a license thereof) in connection with Program activities;

         (vii) Subject to the provisions of Section 4.5, the filing of any patent application with respect to any Jointly Developed Technology;

         (viii) Except as contemplated in the then-current Annual Plan, any capital expenditure or series of related capital expenditures in connection with the Program aggregating in excess of Five Thousand Dollars ($5,000);

         (ix) Except as contemplated in the then-current Annual Plan, any agreement for the performance of any Program activities by a third party subcontractor involving payments in excess of Five Thousand Dollars ($5,000);

         (x) The determination as to whether to pursue an IND, IDE or NDA with respect to any Product;

         (xi) The determination as to whether any technology developed pursuant to the Program constitutes Improvements to Ciba Technology, Improvements to Dermion Technology, Improvements to IOMED Technology or Jointly Developed Technology;

         (xii) The establishment and approval of the Final Marketing Image of any System; and

         (xiii) The amendment or appeal of any prior resolutions of the Committee.

                  (b) Size and Membership. The Committee shall consist of six
(6) members. Each Committee member shall have appropriate technical credentials, knowledge and on-going familiarity with this Agreement, and the Committee members of each party shall have authority to bind such party. Dermion and Ciba each shall appoint, in its sole discretion, three members to the Committee. Substitutes may be appointed at any time by notice in writing to the other party. Vacancies 0 shall be filled by the party who appointed the departing member.

                  The initial members of the Committee shall be as set forth below:

                  Dermion Appointees:

                  Ned Weinshenker
                  Tom Parkinson
                  Lindsay Lloyd

                  Ciba Appointees:

                  Harald Rettig
                  Glen Van Buskirk
                  Robert Andriola

                  (c) Meetings. The Committee shall meet at least semiannually, with such semi-annual meeting to be held, alternatively, in Salt Lake City, Utah and Summit, New Jersey, unless the parties agree otherwise. Any additional meetings shall be held at such places and on such dates selected by the parties. Employees of each party or its Affiliates, in addition to the members of the Committee, may attend such meetings at the invitation of either party.

                  (d) Minutes. The Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Committee members within fifteen (15) days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the parties and shall be issued in final form only with their approval and agreement as evidenced by their signatures on the minutes.

                  (e) Quorum; Voting, Decisions. At each Committee meeting, the presence of at least two representatives of each party shall constitute a quorum. Each party's Committee representatives shall have in the aggregate one vote on-all matters before the Committee, regardless of the number of representatives present. All decisions of the Committee shall be made by unanimous vote. In the event that the Committee is unable to resolve any matter before it after substantial good faith negotiation (a "Disputed Matter"), and if such Disputed Matter is a Ciba Matter (as defined below), Ciba shall cast the deciding vote on the matter. Any Disputed Matter that is not a Ciba Matter shall be referred at the request of either party to the Chairman of Dermion and the Senior Vice President, Research, of the Pharmaceuticals Division of Ciba (or such other individuals) not on the Committee designated from time to time in writing by one party to the other) for resolution. Such officers shall endeavor in good faith to resolve the matter in dispute. If the matter has not been resolved within forty-five (45) days of such referral, it shall be resolved in accordance with Section 11.1. As used in this Agreement, "Ciba Matter" shall mean any matter described in clauses (i), (ii), (iii), (iv),
(viii), (ix), (x) or (xiii) of Section 2.4(a) (in the case of (xiii), only to the extent that the resolution being amended or repealed constitutes a Ciba Matter), and any other matter expressly designated as such in this Agreement.

                  (f) Expenses. Dermion and Ciba shall each bear all expenses of their respective Committee members related to their participation on the Committee and attendance at Committee meetings.

                  2.5 Research Records; Reports.

                  (a) Research Records. Dermion shall maintain complete and accurate records, in good scientific manner and in appropriate detail for patent purposes, fully and properly reflecting all Program activities performed by it, costs and expenses incurred in connection therewith and the results thereof, including, without limitation, such data and materials as are required to be maintained pursuant to Applicable Laws ("Program Records"). Program Records shall be maintained on a Product-by-Product basis.

                  (b) Reports. Within fifteen (15) days after the end of each calendar quarter (and otherwise at the written request of the Committee), Dermion shall prepare and provide to the Committee a written summary describing, in reasonable detail, the status of the Program, including all discoveries and technical developments, and the status of compliance with research objectives and milestones as set forth in the Annual Plan. In addition, Dermion shall provide Quarterly Reports to the Committee pursuant to and in accordance with
Section 6.2. Dermion shall provide such other research, financial or other reports to the Committee as the Committee may from time to time reasonably request.

                  (c) Interim Agreement Report. IOMED has prepared and provided to Ciba a written report setting forth an accounting of all funds paid by Ciba to IOMED pursuant to the Interim Agreement.

                  (d) Review. Subject to Section 8.1, Ciba shall have the right, during normal business hours and upon reasonable notice, to inspect and copy the records of Dermion relating to the Program.

                  (e) Hazards. Each of Dermion and Ciba shall report to the other as soon as practicable, and no later than five (5) days following such party's own notification thereof, any findings associated with the use of any System that may suggest significant hazards, significant contraindications, significant side effects or significant precautions pertinent to the safety of such System, in each case (i) at any time, insofar as it relates to Dermion Technology, IOMED Technology or Jointly Developed Technology, or (ii) during the term of this Agreement, insofar as it relates to Ciba Technology.

                  2.6 Access to Facilities. Subject to Section 8.1, representatives of Ciba may, upon reasonable notice during normal business hours, (a) visit any facilities where Program activities are being conducted, and (b) consult informally, during such visits and by telephone, with representatives of Dermion concerning the Program. On such visits, a representative of Dermion may accompany the representatives of Ciba.

                  2.7 Clinical Trials. Unless otherwise determined by the Committee with respect to any Product (which determination shall not be a Ciba Matter), all clinical trials of Products shall be conducted by or under the supervision of, and at the sole cost and expense of, Ciba, utilizing such facilities, personnel, methods and other resources as shall be determined by Ciba, subject to the review and approval of the Committee (which approval shall be a Ciba Matter), provided, that Ciba shall not be required to pay any additional compensation to Dermion in the event that any such facilities, personnel, methods or other resources are provided by Dermion pursuant to this Agreement. Dermion shall be given the opportunity to assist in the preparation of any protocol proposed by Ciba for clinical trials of a Product.

                  2.8 Clinical Manufacturing of Products. Unless otherwise determined by the Committee with respect to any Product, Dermion shall supply Products for purposes of conducting clinical trials thereof. Dermion shall use such facilities, personnel, methods and other resources as shall be determined by Dermion, subject to the review and approval of the Committee. Ciba shall reimburse Dermion for all direct out-of-pocket costs and expenses incurred by Dermion in supplying Products pursuant to this Section 2.8. To the extent that Dermion obtains products from IOMED, IOMED covenants and agrees to charge Dermion only IOMED's direct fully absorbed costs and expenses incurred in supplying such Products to Dermion.

                  2.9 Liability Insurance. During the term of this Agreement, each party shall maintain comprehensive general liability insurance with respect to claims for damages arising from bodily injury (including death) caused by, or arising out of, the development, manufacture and sale of its products in such amounts, with such deductibles and covering such risks as are customary for comparable companies in its industry. Prior to the commencement of clinical trials with respect to any Product, the Committee shall meet to discuss whether the parties should obtain additional liability insurance with respect to claims caused by, or arising out of, the development of the Products, including any clinical trials associated therewith, and the amounts and deductibles of any such insurance.

                                    ARTICLE 3
                                   EXCLUSIVITY

                  3.1 Ciba Fields; Ciba Proprietary Drugs.

                  (a) Ciba Fields. Schedule 3.1(a) attached hereto sets forth as of the date hereof those therapeutic fields in which Ciba or any of its Affiliates ****************************************************************
***************************************************************************
***************************************************************************
Ciba may update Schedule 3.1(a) from time to time in its discretion during the Exclusivity Period, subject to Section 3.1(c). The therapeutic fields set forth on Schedule 3.1(a), as so updated from time to time, shall be referred to herein as the "Ciba Fields."

                  (b) Ciba Proprietary Drugs. Schedule 3.1(b) attached hereto sets forth as of the date hereof certain Drugs with respect ******************** *****************************************, and which Ciba believes are potentially therapeutic if delivered pursuant to a System in the treatment of the indication (the "Specified Indication") set forth in Schedule 3.1(b) with respect to such Drug. Ciba may update Schedule 3.1(b) from time to time during the term of this Agreement, subject to Section 3.1(c), ***********************
***************************************************************************
**********************************. The Drugs set forth on Schedule 3.1(b), as so updated from time to time, shall be referred to herein as the "Ciba Proprietary Drugs."

                  (c) Updates. If Ciba desires at any time during the Exclusivity Period to update Schedule 3.1(a) in order to include a new therapeutic field (the "Proposed Ciba Field"), or at any time during the term of this Agreement to update Schedule 3.1(b) to include a new Ciba Proprietary Drug (such Drug, together with the associated Specified Indication, the "Proposed Ciba

Proprietary Drug"), it shall notify Dermion in writing, which notice shall contain (i) in the case of a Proposed Ciba Field, a certification that such Proposed Ciba Field satisfies the condition set forth in either clause (i) or clause (ii) of Section 3.1(a) hereof, or (ii) in the case of a Proposed Ciba Proprietary Drug, a certification that such Proposed Ciba Proprietary Drug satisfies the condition set forth in Section 3.1(b) hereof. Such Proposed Ciba Field or Proposed Ciba Proprietary Drug shall automatically and without further action by any party hereto become a Ciba Field or a Ciba Proprietary Drug, as the case may be, and be treated as such for all purposes of this Agreement immediately upon receipt by Dermion of such written notice; provided, however, that if Dermion has, prior to its receipt of such notice and in compliance with the terms of this Agreement (including without limitation Section 3.3 hereof) entered into an agreement with any other Person (a "Third Party Agreement") with respect to the research, development, manufacture, distribution or sale of any System to deliver a Drug in the Proposed Ciba Field or the Proposed Ciba Proprietary Drug for treatment of the Specified Indication, such Third Party Agreement shall not be subject to this Article 3.

                  (d) Removal of Ciba Field or Ciba Proprietary Drug. If, at any time during the Exclusivity Period, any Ciba Field or, during the term of this Agreement, any Ciba Proprietary Drug ceases to qualify as such, Ciba shall within ninety (90) days notify Dermion in writing of such fact. Such Ciba Field or Ciba Proprietary Drug, as the case may be, shall thereafter automatically and without further action of the parties cease to be a Ciba Field or a Ciba Proprietary Drug, as the case may be, for purposes of this Agreement.

                  3.2 Dermion Exclusivity. Dermion shall not conduct, have conducted or fund any research or development activity with respect to, or manufacture, distribute or sell (whether independently or on behalf of a third party) any System for delivery of any Drug in a Ciba Field during the Exclusivity Period or any Ciba Proprietary Drug for treatment of the Specified Indication during the term of this Agreement, except (i) pursuant to the Program in accordance with this Agreement, or (ii) outside the scope of the Program, subject to compliance with Section 3.3.

                  3.3 Development of Systems for or by Dermion Outside the Program.

                  (a) Notice of Dermion Proposed Systems. In the event that during the Exclusivity Period Dermion determines to develop a System (including any Abandoned Product) outside the scope of the Program, either pursuant to a third party offer (a "Third

Party Offer") to develop a System, or otherwise (a "Dermion Proposed System"), Dermion shall give notice of the Dermion Proposed System to the Committee (the "Notice"). The Notice shall include at least the therapeutic field of the drug to be delivered pursuant to the Dermion Proposed System (the "Proposed Field"), as well as such other information as is relevant to the Dermion Proposed System, provided, that if the Dermion Proposed System is to be developed pursuant to a Third Party Offer, Dermion shall not be required to disclose to the Committee the name of such third party, the specific drug for which the System is to be developed (unless such drug is a Ciba Proprietary Drug, in which case such drug, as well as whether the indication proposed to be treated thereby is the Specified Indication with respect to such drug, shall be disclosed) or any other information that Dermion determines, in its good faith judgment, should not be disclosed to Ciba because of confidentiality or competitive concerns (other than the therapeutic field, which must in any event be disclosed).

                  (b) Dermion Proposed Systems in a Ciba Field. If the Proposed Field is in whole or in part a Ciba Field, Dermion shall be prohibited from pursuing the development of the Dermion Proposed System during the Exclusivity Period without the prior written consent of Ciba, which may be given or withheld in Ciba's sole discretion.

                  (c) Dermion Proposed Systems for Ciba Proprietary Drugs. If the Dermion Proposed System relates to the delivery of a Ciba Proprietary Drug for treatment of the Specified Indication, Ciba shall have the right during the term of this Agreement to elect to have Dermion develop a Product for such Ciba Proprietary Drug for treatment of the Specified Indication for it pursuant to the Program instead of the Proposed Dermion System. If Ciba so elects, it shall give notice thereof to the Committee within fifteen (15) Business Days of receipt by the Committee of the Notice, in which case Dermion shall be prohibited during the term of this Agreement from developing the Dermion Proposed System for treatment of the Specified Indication, subject to the last sentence of this Section 3.3 (c) The development of any such Product for a Ciba Proprietary Drug for treatment of the Specified Indication pursuant to the Program shall be pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Ciba and incremental personnel, facilities and resources to be provided by Dermion, such amendment shall be on the same terms and conditions as this Agreement). If Ciba fails to give such notice within such fifteen (15) Business Day period, or if activities with respect to developing a Product for the Ciba Proprietary Drug for treatment of the Specified Indication pursuant to the Program have not commenced within ninety (90) days of receipt by the Committee of the Notice (other than as a result of any acts or omissions of Dermion), Dermion shall be free to pursue the development of the Dermion Proposed System for treatment of the Specified Indication outside the scope of the Program, provided, that if activities with respect to developing such Dermion Proposed System for treatment of the Specified Indication outside the scope of the Program have not commenced within ninety (90) days after expiration of such fifteen (15) Business Day period or such ninety (90) day period, as the case may be, any activities by Dermion with respect to such Dermion Proposed System shall thereafter be subject to compliance with this Section 3.3.

                  (d) Other Dermion Proposed Systems. If the Proposed Field is not a Ciba Field and if the Drug proposed to be delivered pursuant to the Dermion Proposed System is not a Ciba Proprietary Drug for treatment of the Specified Indication, Dermion may freely develop the Dermion Proposed System for a third party (which development may be pursuant to an agreement under which Dermion grants exclusive licenses to such third party).

                  3.4 Development by Dermion of Abandoned Products. Dermion shall be entitled to pursue research concerning and development of Abandoned Products outside the scope of the Program, provided, that (i) any such activity shall be subject to compliance with Section 3.3, (ii) Patent Rights covering the Drug for which such Abandoned Product was being developed or such drug's manufacture or use shall have expired, and (iii) Dermion shall reimburse Ciba in accordance with the next sentence for all costs and expenses previously incurred in conducting Program activities with respect to such Abandoned Product. In reimbursement of such costs and expenses incurred with respect to any Abandoned Product, Dermion shall pay to Ciba (i) within thirty (30) days after giving Notice pursuant to Section 3.3(a) with respect to the proposed development by Dermion of such Abandoned Product, all such costs and expenses up to a maximum amount OF $250,000, and (ii) within thirty (30) days of receipt thereof, fifty percent (50%) of all revenues received by Dermion with respect to such Abandoned Product (including revenue from sales of and fees and/or royalties received with respect to such Abandoned Product) up to the amount of such costs and expenses not reimbursed pursuant to clause (i).


                  3.5      Development of Systems for or by Ciba.

                  (a) Systems for the Delivery of Ciba Proprietary Drugs. In the event that during the term of this Agreement Ciba determines to develop a System for a Ciba Proprietary Drug for treatment of the Specified Indication, it shall give notice thereof to the Committee (a "Ciba Proposed Proprietary System"). Dermion shall have the right to elect to develop such Ciba Proposed Proprietary System for treatment of the Specified Indication as a Product pursuant to the Program. If Dermion so elects, it shall give notice thereof to the Committee within fifteen
(15) Business Days of receipt by the Committee of such notice, in which case Ciba shall be prohibited during the term of this Agreement from developing the Ciba Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program, subject to the last sentence of this Section 3.5(a). The development of a Ciba Proposed Proprietary System for treatment of the Specified Indication as a Product pursuant to the Program shall be pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Ciba and incremental personnel, facilities and resources to be provided by Dermion, such amendment shall be on the same terms and conditions as this Agreement). If Dermion fails to give such notice within such fifteen (15) Business Day period, or if activities with respect to developing a Product for the Ciba Proprietary Drug for treatment of the Specified Indication have not commenced within ninety (90) days of receipt by the Committee of such notice (other than as a result of any acts or omissions of Ciba), Ciba shall be free to pursue the development of the Ciba Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program, provided, that if activities with respect to developing such Ciba Proposed Proprietary System for treatment of the Specified Indication outside the scope of the Program have not commenced within ninety (90) days after the expiration of such fifteen (15) Business Day period or such ninety
(90) day period, as the case may be, any activities by Ciba with respect to such Ciba Proposed Proprietary System shall thereafter be subject to compliance with this Section 3.5(a).

                  (b) Other Systems. If during the term of this Agreement Ciba makes the determination to engage a third party (other than Dermion) to develop a System for a Drug owned, licensed or manufactured by Ciba (other than a Ciba Proprietary Drug for treatment of the Specified Indication, which shall be covered by Section 3.5(a) above) (a "Ciba Proposed System"), prior to initiating discussions with such third party, Ciba shall notify Dermion in writing. Ciba agrees for a period of thirty (30) days from such notice (the "Ciba Standstill Period"), (i) to negotiate in good faith with Dermion to reach an agreement under which Dermion would develop the Ciba Proposed System for Ciba either pursuant to this Agreement or an amendment to this Agreement (provided, that, other than providing for incremental costs to be paid by Ciba and incremental personnel, facilities and resources to be provided by Dermion, such amendment shall be on the same terms and conditions as this Agreement), and

(ii) Ciba shall not negotiate with or enter into a binding agreement with any third party for the development of such Ciba Proposed System. If, upon expiration of the Ciba Standstill Period, Ciba and Dermion have not reached an agreement with regard to the development of the Ciba Proposed System, Ciba shall be free to negotiate with and to enter into an agreement with a third party to develop the Ciba Proposed System. Notwithstanding the foregoing, this Section 3.5(b) shall not apply to any Ciba Proposed System to the extent that discussions regarding the development of such Ciba Proposed System are initiated by a third party.

                  (c) No Other Restrictions. Notwithstanding any other provision of this Agreement, Ciba shall be free to pursue the development of any System (including any Ciba Proposed System) independently without the assistance of a third party at any time without complying with Section 3.5(b) or any other provision of this Agreement (other than Section 3.5(a) which shall apply only in the case of a Ciba Proposed Proprietary System), and without any other restriction or limitation of any kind.

                                    ARTICLE 4
                        OWNERSHIP OF TECHNOLOGY; PATENTS

                  4.1 Licensed Technology; No Other Rights. It is understood and agreed that Dermion owns the Dermion Technology, that IOMED owns the IOMED Technology and that Ciba owns the Ciba Technology. It is further understood and agreed that Dermion or its Affiliates owns Dermion Background Technology and Ciba or its Affiliates owns Ciba Background Technology. Except as expressly set forth in Section 5.2, neither IOMED nor Dermion shall, by virtue of entering into this Agreement or the conduct of the Program, acquire any right, title or interest in or to any technology (including Patent Rights and Know-How) or products of Ciba, including the Ciba Technology and Ciba Background Technology. Except as expressly set forth in Section 5.1, Ciba shall not, by virtue of entering into this Agreement or the conduct of the Program, acquire any right, title or interest in or to any technology (including Patent Rights and Know-How) or products of IOMED or Dermion, including the Dermion Technology, the IOMED Technology and Dermion Background Technology. Except as expressly provided herein, nothing in this Agreement shall be deemed to grant (directly, by implication or estoppel, or otherwise) any license under any such technology. It is understood and agreed by the parties that this Agreement does not grant to any party any license or other right to use in advertising, publicity or otherwise, any trademark, service mark, trade name or their equivalent, or any contraction, abbreviation or simulation thereof, of any other party.

                  4.2 Improvements. Without limiting the generality of the foregoing, any Improvements of or to Dermion Technology, IOMED Technology or Ciba Technology made in the course of conducting the Program shall remain the sole and exclusive property of Dermion, IOMED or Ciba, as the case may be. In furtherance thereof, as between Dermion and IOMED and Persons claiming through either of them, on the one hand, and Ciba and Persons claiming through Ciba, on the other hand, (i) any Improvements made in the course of conducting the Program, or any results of the Program, in each case that are specific to the Dermion Technology or the IOMED Technology shall be the sole and exclusive property of Dermion or IOMED, as the case may be, and all records and data relating thereto shall be retained by Dermion or IOMED, as the case may be, and
(ii) any Improvements made in the course of conducting the Program, or any results of the Program, in each case that are specific to the Ciba Technology shall be the sole and exclusive property of Ciba, and all records and data relating thereto shall be delivered to Ciba. Each of IOMED and Dermion hereby assigns to Ciba all intellectual property rights that it may now have or hereafter acquire in any Improvements that are made in the course of conducting the Program, or any results of the Program, in each case that are specific to the Ciba Technology. Ciba hereby assigns to Dermion all intellectual property rights that it may now have or hereafter acquire in any Improvements that are made in the course of conducting the Program, or any results of the Program, in each case that are specific to the Dermion Technology. Ciba hereby assigns to IOMED all intellectual property rights that it may now have or hereafter acquire in any Improvements that are made in the course of conducting the Program, or any results of the Program, in each case that are specific to the IOMED Technology.

                  4.3      Ownership and Use of Jointly Developed Technology.

                  (a) Ownership of Jointly Developed Technology. Subject to
Section 4.3(b) , Dermion and Ciba shall jointly hold all right, title and interest in and to all Jointly Developed Technology. Except as otherwise provided in this Agreement, both Ciba and Dermion may freely practice and otherwise exploit any and all Jointly Developed Technology without the consent of, and without any obligation (including without limitation any obligation to pay royalties or other amounts, or to render an accounting) to, the other party. Each of Dermion and Ciba shall cause its employees and others performing Program activities on its behalf (including, in the case of Dermion, Program Employees, and in the case of Ciba, Ciba Personnel) (its "Scientists") to execute agreements (i) assigning world-wide rights to all Jointly

Developed Technology made or developed by such Scientists to Dermion and Ciba, jointly, and (ii) agreeing to cooperate with Dermion and Ciba in obtaining patent protection with respect thereto (including by executing such documents as may be required by any patent office in connection with a related patent application or patent). Each of Dermion and Ciba shall cause its Scientists promptly to disclose to such party, and shall thereafter promptly disclose to the other party and the Committee, the conception or reduction to practice of any Jointly Developed Technology that it believes has a reasonable likelihood of receiving patent protection.

                  (b) Limitations on Use of Jointly Developed Technology by Dermion. Notwithstanding the rights of Dermion and Ciba as joint owners of Jointly Developed Technology pursuant to Section 4.3(a), any use of Jointly Developed Technology by Dermion and Ciba shall be subject to Article 3 hereof.

                  4.4 Transfer of Jointly Developed Technology. During the term of this Agreement, and for a period of three (3) years after the effective date of termination thereof (such term and period, the "Technology Transfer Restriction Period"), neither Dermion nor Ciba shall sell, assign, transfer or convey (for purposes of this Section 4.4, "Assign") all right, title and interest in or to any item of Jointly Developed Technology without the prior written consent of the other party, except (i) to a successor to substantially all of the business of Dermion or the Pharmaceuticals Division of Ciba, as the case may be, whether by merger, consolidation, stock sale, asset sale or otherwise, (ii) in the case of Ciba, to any Person other than a Prohibited Transferee, or (iii) in the case of Dermion, to any Person other than for use in connection with the research, development, manufacture, distribution or sale of Systems for delivery of drugs in any of the Ciba Fields (as defined from time to time in accordance with Section 3.1(a)), it being a condition precedent to any Assignment of Jointly Developed Technology pursuant to this clause (iii) that Dermion obtain the agreement of such Person not to so use during the Technology Transfer Restriction Period the Jointly Developed Technology to be Assigned; provided, however, that notwithstanding any other provision of this Section 4.4, in the event that Dermion Assigns any Jointly Developed Technology to a Prohibited Transferee (which Assignment by its terms shall require the Assignee to give notice to Dermion of subsequent Assignments by such Prohibited Transferee), and such Prohibited Transferee subsequently Assigns such Jointly Developed Technology to another Prohibited Transferee, Dermion shall promptly give Ciba notice of such subsequent Assignment, in which case the restriction set forth in clause (ii) above shall, as of the date of such subsequent Assignment, terminate and thereafter be of no further force or effect.

                  4.5      Patents and Patent Applications.

                  (a) Initial Filings. Each party shall promptly disclose to the Committee the conception or reduction to practice of any Jointly Developed Technology that the disclosing party believes has a reasonable likelihood of receiving patent protection. Promptly after such disclosure, the Committee shall meet (in person or by teleconference) to discuss such Jointly Developed Technology, including (i) whether to proceed with a patent application with respect thereto and (ii) the jurisdictions in which such patent application should be filed. In the event that the Committee elects to file a patent application with respect to any Jointly Developed Technology, Ciba shall be responsible therefor (unless the Committee determines that Dermion should file such patent application (which determination shall not be a Ciba Matter)) (the party filing such patent application being referred to in this Section 4.5 as the "Responsible Party"). The Responsible Party shall (i) give the other party an opportunity to review the text of any such application promptly (with consideration of all applicable filing deadlines) before filing and (ii) promptly supply the other party with a copy of the application as filed, together with notice of its filing date and serial number. Unless otherwise agreed by the parties, the Responsible Party shall be responsible for the initial filing of any such patent application and the subsequent prosecution and maintenance of the application and any resulting patents.

                  (b) Foreign Filings. Within a reasonable period of time (which the parties shall use reasonable efforts to ensure is no more than nine (9) months) following the filing date of a patent application pursuant to Section 4.4(a), the Committee shall determine whether to abandon such application without replacement, abandon and refile such application, proceed with such application only in the country of filing, or use such application (e.g. as the basis for a claim of priority under the Paris Convention) for corresponding applications in other countries. Dermion and Ciba shall consult together to ensure that, so far as practicable, the texts of applications filed in different jurisdictions contain the same information and claim the same scope of protection.

                  (c) Patent Prosecution and Maintenance. The Responsible Party shall diligently prosecute and maintain, using commercially reasonable practices, patent applications and patents with respect to Jointly Developed Technology for which it is responsible, and promptly provide the other party with copies of all relevant documentation with respect thereto. The Responsible Party shall use patent counsel and other professional advisors of its own selection, reasonably acceptable to the other party. The Committee shall periodically review the status of patents and patent applications constituting Jointly Developed Technology, including whether the prosecution and/or maintenance of each such patent or patent application should be continued.

                  (d) Authority. The Responsible Party shall have the sole and exclusive authority to prosecute and maintain the patent application and patent for which it is responsible, including the right to amend and cancel claimed subject matter, as may be reasonably appropriate or desirable in the view of the Responsible Party, but shall consult in good faith with the other party regarding such prosecution and maintenance with respect to Jointly Developed Technology for which it is responsible, and will promptly provide the other party with a copy of all relevant documentation with respect thereto. The other party shall cooperate with the Responsible Party, including providing the Responsible Party with access to such information as may be reasonably necessary to permit such prosecution and maintenance, and signing, or causing to have signed, such documents as may be necessary or appropriate in connection therewith. Prior to abandoning any such patent application or patent, the Responsible Party shall offer the same to the other party for prosecution or maintenance, as the case may be. The costs, if any, of such cooperation shall be Prosecution Costs subject to Section 4.4(e).

                  (e) Prosecution Costs. Dermion and Ciba shall bear all Prosecution Costs equally, provided, that Dermion's share of such Prosecution Costs shall not exceed $50,000 per patent application (not including any Premium payable pursuant to Section 4.5(f)).

                  (f) Independent Filing. In the event that after consideration thereof the Committee elects not to file a patent application in any Jurisdiction with respect to any Jointly Developed Technology, either Dermion or Ciba shall be entitled to file a patent application in such jurisdiction with respect to such Jointly Developed Technology (an "Independent Filing"). In such event, the party making the Independent Filing shall bear all Prosecution Costs with respect to such patent application and shall own all right, title and interest in and to any Patent Rights arising or resulting from such Independent Filing. Notwithstanding the foregoing, the other party may within one (1) year of the filing date elect to join the filing party in such Independent Filing, in which case (i) such other party shall pay to the filing party such other party's share of Prosecution Costs incurred by the filing party to date in connection with such Independent Filing plus an amount equal to ******************** (a "Premium") of all such Prosecution Costs, (ii) all Patent Rights arising or resulting from such filing shall be deemed

Jointly Developed Technology for all purposes under this Agreement, and (iii) thereafter all of the other provisions of this Section 4.5 shall apply to such patent application (with the filing party serving as the Responsible Party).

                  4.6      Infringement of Patent Rights.

                  (a) Notice. If any party shall become aware of any infringement or threatened infringement of any Patent Rights constituting Jointly Developed Technology or Licensed Technology, including that contained in a notice provided under the 1984 Act by a party filing an ANDA or an NDA for a System, or an equivalent action in any other country of the world (an "Infringement"), then the party having such knowledge shall give notice "Infringement Notice") to the other parties promptly upon becoming aware of such Infringement.

                  (b) Jointly Developed Technology. Promptly upon receipt of any Infringement Notice relating to Infringement of Jointly Developed Technology, the Committee shall meet to determine appropriate action to take with respect to such Infringement (the "Committee's Determination"), including (i) whether the parties should prosecute such Infringement jointly, whether either party should prosecute such Infringement independently, or whether no action should be taken by the parties with respect to such Infringement, (ii) in the event that the Committee determines to prosecute such Infringement jointly, the party or parties to have primary responsibility therefor (the "Responsible Party(ies)"),
(iii) allocation between the parties of expenses to be incurred with respect to the prosecution of such Infringement, (iv) allocation between the parties of any damages recovered in respect of such Infringement, and (v) any other matter deemed relevant by the Committee in respect of such Infringement. With respect to any joint prosecution, the Responsible Party(ies) shall take such action, as deemed appropriate, whether by action, suit, proceeding or otherwise, in accordance with the Committee's Determination to prevent or eliminate the Infringement and to collect damages with respect thereto. Except as set forth below, all costs and expenses incurred by any party in connection with the Infringement shall be borne by the parties in accordance with the Committee's Determination. Except as set forth below, damages recovered by any party in such action, suit or proceeding in connection with such Infringement shall be apportioned between the parties in accordance with the Committee's Determination. In the event that the Committee is unable to make a determination mutually acceptable to the parties as to how to proceed with respect to such Infringement, either party shall be entitled to prosecute such Infringement in its own name and on its own behalf, in which case such party shall bear all costs and expenses incurred by it in connection with prosecuting such Infringement and shall retain all damages recovered in respect thereof.

                  (c) Licensed Technology. Each party shall be responsible to take such action as it deems appropriate, whether by action, suit, proceeding or otherwise, at its own expense to prevent or eliminate an Infringement of such party's Licensed Technology and to collect damages, provided, that, with respect to Patent Rights constituting Dermion Technology or IOMED Technology incorporated in any Product (or in any process used in developing or manufacturing any Product), Ciba shall have the right to prosecute such infringement in the same manner and under the same terms and conditions as set forth in Section 4.6(b).

                  4.7      Infringement of Third Party Rights.

                  (a) Notice. If either Dermion or Ciba shall become aware of any Infringement Action with regard to the manufacture, use or sale of any System incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, the party aware shall promptly notify the other party of the same and fully disclose, to its knowledge, the basis therefor.

                  (b) Infringement Actions with respect to Products. If the Infringement Action relates to a Product incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, the parties shall jointly compromise or defend the Infringement Action on such basis and on such terms as the parties shall mutually agree. In such event the parties shall cooperate fully with respect to the compromise or defense of such Infringement Action, and each party shall keep the other fully informed as to the status of such Infringement Action. If, in connection with such Infringement Action, either Dermion or Ciba is required to obtain a Third Party License in order to make, have made, use or sell Products incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, such Third Party License shall be obtained for the benefit of both Dermion and Ciba, and all rights under such Third Party License shall be held jointly by the parties. All Settlement Costs incurred by the parties with respect to such Infringement Action shall be borne eighty percent (80%) by Ciba and twenty percent (20%) by Dermion.

                  (c) Infringement Actions with respect to Other Systems. If the Infringement Action relates to a System incorporating (or developed or manufactured through processes incorporating) Jointly Developed Technology, which System is not a Product developed pursuant to the Program, the Committee shall meet to determine appropriate action to take with respect to such

Infringement Action, including (i) whether the parties should compromise or defend such Infringement jointly or whether either party should compromise or defend such Infringement independently, (ii) in the event that the Committee determines to compromise or defend such Infringement Action jointly, the party or parties to have primary responsibility therefor, (iii) allocation between the parties of expenses to be incurred with respect to the compromise or defense of such prosecution, (iv) allocation between the parties of rights under any Third Party License obtained in connection with such Infringement Action, and (v) any other matter deemed relevant by the Committee in respect of such Infringement Action. In the event that the Committee is unable to make a determination mutually acceptable to the parties as to how to proceed with respect to such Infringement Action, either party shall be entitled to compromise or defend such Infringement Action in its own name and on its own behalf, in which case such party shall bear all Settlement Costs incurred by it in connection with compromising or defending such Infringement Action and shall retain sole ownership of all rights under any Third Party License obtained by it in connection with such Infringement Action.

                                    ARTICLE 5
                                    LICENSES

                  5.1 Licenses to Ciba. (a) Dermion hereby grants to Ciba during the term of this Agreement a non-exclusive license under the Dermion Technology, with the right to sublicense (subject to Section 5.3), to make, have made, use and sell Systems in the Territory. At the end of the term of this Agreement, Ciba shall have a perpetual, worldwide, paid-up, royalty-free (subject to Section 6.4), non-exclusive license under the Dermion Technology, with the right to sublicense (subject to Section 5.3), to further make, have made, use and sell Systems. All rights granted under this Section 5.1(a) are subject to Section 5.1(c) below.

                  (b) IOMED hereby grants to Ciba during the term of this Agreement a non-exclusive license under the IOMED Technology, with the right to sublicense (subject to Section 5.3), to make, have made, use and sell Systems in the Territory. At the end of the term of this Agreement, Ciba shall have a perpetual, worldwide, paid-up, royalty-free (subject to Section 6.4), non-exclusive license under the IOMED Technology, with the right to sublicense (subject to Section 5.3), to further make, have made, use and sell Systems. All rights granted under this Section 5.1(b) are subject to Section 5.1(c) below.

                  (c) ******************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************

                  (d) IOMED and Dermion agree to abide by and not breach the ***********************************************, and shall not terminate, agree to any amendment or modification of or waive any rights under such licenses without the prior written consent of Ciba (not to be unreasonably withheld).

                  (e) Notwithstanding the foregoing, with respect to Improvements to Dermion Technology and IOMED Technology, respectively, the licenses granted under this Section 5.1 shall only include such Improvements made during the term of this Agreement.

                  5.2 License from Ciba. Ciba hereby grants to Dermion during the term of this Agreement a non-exclusive, royalty-free, license under the Patent Rights included in the Ciba Technology to make, have made, use and sell Products in the Territory pursuant to the Program. In addition to the foregoing, Ciba hereby grants to Dermion during the term of this Agreement a nonexclusive license to practice the Know-How included in the Ciba Technology in the Territory pursuant to the Program. All rights to Ciba Technology (including Patent Rights and Know-How) granted to Dermion pursuant to this Agreement shall terminate upon the effective date of termination of this Agreement, and Dermion shall have no right, title or interest in such Ciba Technology thereafter.

                  5.3 Sublicensing.

                  (a) Dermion. Notwithstanding any other provision of this Agreement, Dermion shall not sublicense the rights granted to it under Section
5.2 without the prior written consent of Ciba, which Ciba may give or withhold in its sole discretion.

                  (b) Ciba. Subject to Section 5.1(c), Ciba shall be permitted to sublicense the rights granted to it under Sections 5.1(a) and 5.1(b) to any Person in connection with the research concerning, development, manufacture, distribution or sale by such Person of Systems for drugs owned, licensed or manufactured by Ciba; provided, however, that such license may not permit such Person to grant lower level licenses. Any other sublicense by Ciba of its rights under Sections 5.1(a) and 5.1(b) may be made only with the prior written consent of Dermion, which Dermion may give or withhold in its sole discretion.

                  5.4 Transfers of Second Generation Technology by Dermion. If at any time during the term of this Agreement and for a period of five (5) years after the effective date of termination thereof, Dermion obtains any Patent Rights covering Second Generation Technology (as defined below), Dermion shall notify Ciba in writing of such event. Dermion agrees that for a period of thirty
(30) days from such notice (the "Dermion Standstill Period"), (i) it will negotiate in good faith with Ciba to reach an agreement to license the Second Generation Technology to Ciba on terms and conditions acceptable to the parties, and (ii) Dermion shall not negotiate or enter into a binding agreement with any third party to Transfer the Second Generation Technology, provided, that clause
(ii) of this sentence shall only apply during the term of this Agreement. If, upon expiration of the Dermion Standstill Period, Ciba and Dermion have not reached an agreement for the license of such Second Generation Technology to Ciba, Dermion shall be free to Transfer such Second Generation Technology to any third party. In addition, if Ciba and Dermion have reached an agreement for a license, Dermion shall also be free to Transfer such Second Generation Technology to any third party to the extent permitted under the terms of the license from Dermion to Ciba. Notwithstanding the foregoing, Dermion shall not be required to enter into a license with Ciba if and to the extent that the terms of such license would, in the good faith judgment of Dermion on advice of counsel, violate the terms of any agreement between Dermion and any third party then in effect. As used in this Section 5.4, "Second Generation Technology" shall mean any technology (including Patent Rights and Know-How), other than Improvements to Dermion Technology or IOMED Technology, developed by Dermion that is applicable or potentially applicable to the development of Systems. If any transaction is covered by both this Section 5.4 and Section 8.4 below, the terms of Section 8.4 shall exclusively govern such transaction.

                  5.5 Future IOMED Licenses. Subject to Section 5.1(c), upon the request of Dermion, IOMED shall grant a non-exclusive license of the IOMED Technology to such licensee and on such terms and conditions as may be requested by Dermion in connection with the conduct of the Business by Dermion. IOMED acknowledges that all rights to royalties payable in connection with any such license have been assigned to Dermion pursuant to the Contribution Agreement.

                                    ARTICLE 6
                               EQUITY AND FUNDING

                  6.1 Related Transactions; License Fee. (a) Simultaneously with the execution and delivery of this Agreement (i) Ciba and Dermion shall enter into a Stock Purchase Agreement pursuant to which Ciba shall purchase shares of Dermion's Common Stock for a purchase price of One Million Dollars ($l,000,000) (the "Stock Purchase Agreement"); (ii) IOMED and Dermion shall enter into a Contribution Agreement (the "Contribution Agreement") in the form attached as Exhibit F to the Stock Purchase Agreement; (iii) Ciba, Dermion and IOMED shall enter into a Stockholders' Agreement in the form attached as Exhibit E to the Stock Purchase Agreement; (iv) IOMED and Dermion shall enter into a Patent License Agreement in the form attached as Exhibit B to the Stock Purchase Agreement (the "Intercompany Patent License"); (v) IOMED and Dermion shall enter into an Agreement of Sublease in the form attached as Exhibit D to the Stock Purchase Agreement (the "Sublease"); and (vi) IOMED and Dermion shall enter into a Support Services Agreement in the form attached as Exhibit C to the Stock Purchase Agreement (the "Support Services Agreement").

                  (b) In consideration of the rights granted to Ciba in Section 5.1, Ciba shall pay IOMED the sum of One Million Dollars ($1,000,000) upon execution of this Agreement.

                  6.2      Program Funding

                  (a) Research Funding Payments. In order to fund activities to be conducted under the Program, Ciba shall reimburse Dermion for all Program Costs up to a maximum aggregate amount per annum equal to ***************** *************************************. Such amounts are referred to in this
Agreement as "Research Funding Payments." Research Funding Payments shall be payable quarterly as follows:

         (i) Within thirty (30) days after the end of each calendar quarter, Dermion shall prepare and provide to the Committee a financial report with respect to the Program (the "Quarterly Report"), which shall include (x) a statement setting forth in comparative form Program Costs actually paid or incurred by Dermion during the previous calendar quarter ("Actual Costs") and Program Costs previously budgeted with respect to such calendar quarter ("Budgeted Costs"), together with the amount by which Actual Costs exceeded or were less than Budgeted Costs, and (y) a budget (the "Quarterly Budget") of Program Costs for the current calendar quarter. ********
                  *********************************************************
                  ********.

         (ii) Subject to subparagraph (iii) below, within fifteen (15) days after receipt by the Committee of the Quarterly Report, Ciba shall pay Dermion the amount of Program Costs for the current quarter as set forth in the Quarterly Budget plus or minus the amount by which Actual Costs exceeded or were less than Budgeted Costs for the previous quarter.

         (iii) To the extent that Ciba disagrees with any item or amount set forth in the Quarterly Report, including any Actual or Budgeted Cost for the previous quarter or the budgeted Program Costs for the current quarter set forth in the Quarterly Budget, any such disagreement shall be submitted to the Committee for resolution in accordance with Section 2.4(e) and Ciba shall be entitled to withhold from any amounts to be paid under subparagraph (ii) above the amount in dispute until such disagreement shall be resolved.

         (iv) Upon execution of this Agreement, Ciba shall pay Dermion ******** representing the remaining Research Funding Payment for the calendar quarter ended March 31, 1996.

                  (b) Use of Proceeds. All Research Funding Payments shall be used by Dermion solely to pay for Program Costs. All Program activities, as described in the Annual Plans, shall be paid for by Dermion out of Research Funding Payments or otherwise, subject to Section 2.1.

                  6.3      Milestone Payments.

                  (a) Payments. For each Product, Ciba shall make the following payments (each, a "Milestone Payment") to Dermion upon achievement of the milestone events set forth below with respect to such Product:

         (i)      ***********************************************************
                  *********************************************************
                  *********************************************************
                  *********************************************************
                  *********************************************************
                  *********************************************************

         (ii)     ********************************************************
                  **********************************************

         (iii)    *********************************************************
                  *********************************************************

For purposes of this Section 6.3(a), (i) to the extent that multiple Systems are developed pursuant to the Program in order to deliver multiple dosage regimens of the same Drug for treatment of the same indication, or (ii) to the extent that any System developed pursuant to the Program can be used, without material modification, in order to deliver any Drug for treatment of multiple indications, then, in either case, such Systems or System shall be considered one Product. Upon termination of the development of any Product (whether pursuant to a termination of this Agreement or otherwise), Dermion shall thereafter be entitled to any Milestone Payment with respect to such Product only if the Milestone Trigger for such Milestone Payment is achieved within *** ********** after the effective date of termination of such Product. For purposes of this Section 6.3, "Milestone Trigger" with respect to a Milestone Payment shall mean (x) in the case of a Milestone Payment referred to in Section 6.3(a)(i), ****************************************, as the case may be, with respect to such Product and (y) in the case of a Milestone Payment referred to in Section 6.3(a)(ii) or (iii), the establishment and approval by the Committee of ************************* with respect to such Product, provided, that the effectiveness of such establishment and approval of ************************* as a Milestone Trigger shall be conditioned upon Dermion's continued cooperation and provision of assistance to Ciba (to the extent reasonably requested by Ciba) in connection with the ********************************************* with respect to such Product.

                  (b) Milestone Credits. ******************* of Milestone Payments paid with respect to a Product pursuant to Sections 6.3(a)(ii) and
(iii) above ("Milestone Credits") shall be credited against royalties on Net Sales of such Product pursuant to Section 6.4(a), or, pursuant to Section 6.4(e), against other amounts payable under this Article 6. In payment of Milestone Credits, Dermion shall receive no royalties with respect to a Product pursuant to Section 6.4(a) until aggregate royalties payable with respect to such Product are in excess of the amount of such credit.

                  6.4 Royalties Payable by Ciba.

                  (a) Royalties on Net Sales of Products. With respect to each Product incorporating, or developed or manufactured through processes incorporating, patents constituting Dermion Technology or IOMED Technology licensed to Ciba hereunder or Jointly Developed Technology, Ciba shall pay to Dermion for each Fiscal Year during the Royalty Period, royalties equal to ****
*************************************************.

                  (b) Royalties on Net Sales of Other Systems. With respect to each System incorporating, or developed or manufactured through processes incorporating, patents constituting Dermion Technology or IOMED Technology licensed to Ciba hereunder but which System is not a Product developed pursuant to the Program, Ciba shall pay to Dermion for each Fiscal Year during the Royalty Period royalties equal to **********************************************
*******.

                  (c) Termination. Upon termination of this Agreement, a System being developed pursuant to the Program and incorporating or developed or manufactured through processes incorporating Jointly Developed Technology (and not Dermion Technology or IOMED Technology) shall be deemed to be a Product giving rise to royalties payable pursuant to Section 6.4 (a) only if the Final Marketing Image of such System shall have been established and approved by the Committee within six (6) months after the effective date of termination of such Product. In the event that this Agreement is terminated by Ciba pursuant to
Section 9.2(iii), Ciba shall be entitled to set off against any royalties payable under this Section 6.4 any liability, damage, loss or expense (including reasonable attorney's fees and expenses) arising from or in connection with the breach by Dermion giving rise to the right of termination by Ciba.

                  (d) Invalidity of Dermion Technology or IOMED Technology. In the event that one or more claims of patents constituting Dermion Technology or IOMED Technology are declared invalid or unenforceable by a judgement, decree or decision of a court, tribunal or other authority of competent jurisdiction ("Invalid Claims") , Ciba shall be relieved of its obligations to pay royalties to Dermion pursuant to this Section 6.4 on any Products or Systems incorporating (or developed or manufactured through processes incorporating) such Dermion Technology or IOMED Technology, but only to the extent that any such Products or Systems do not incorporate, and were not developed or manufactured through processes incorporating either (i) any Dermion Technology or IOMED Technology other than Invalid Claims, or (ii) in the case of Products only, any Jointly Developed Technology, provided, however, that such royalty obligation shall revive effective immediately as of the date, if ever, that any such judgment, decree or decision is overturned or otherwise modified such that any claim at issue therein once again becomes valid and enforceable.

                  (e) Infringement of Third Party Rights. If, in connection with any Infringement Action with regard to the manufacture, use or sale (either in the United States (a "US Infringement Action") or outside the United States (a "Non-US Infringement Action")) of any System incorporating (or developed or manufactured through processes incorporating) Dermion Technology or IOMED Technology, Ciba is required to obtain a Third Party License in order to make, have made, use or sell any System, and/or to pay Settlement Costs in connection with such Infringement Action, then, if and to the extent that that any such consequence results from the incorporation of Dermion Technology or IOMED Technology in such System, or from the development or manufacture of such System through processes incorporating Dermion Technology or IOMED Technology, in either case in compliance with the terms of this Agreement, any royalties payable under this Section 6.4 with respect to such System shall be reduced by
***************************************************************************
***************************************************************************
***************************************************************************
***************************************************************************
*******************. In such event, to the extent that Ciba is unable to recoup Milestone Credits as a result of such reduction in royalties, Ciba shall be entitled to reduce any amount payable under this Article 6 by the amount of such unpaid Milestone Credits.

                  (f) No Waiver. Nothing in Section 6.4(d) or (e) shall be construed as a waiver or cure of any breach of any warranties set forth in
Section 7, or any release of any claim by Ciba as may be appropriate relating thereto.

                  6.5 General Provisions Regarding Royalties.

                  (a) Payments. For purposes of determining the applicable royalty amounts to be paid pursuant to Section 6.4, Net Sales shall be converted from the currency used in each country of sale to Swiss Francs and then to United States Dollars, all in accordance with Ciba's standard method of currency conversion. All royalty payments shall be made in United States Dollars.

                  (b) Intra-Company Sales. Sales of any System between or among Ciba and its Affiliates, licensees and sublicensees shall not be subject to any royalty hereunder, and in such cases royalties shall be calculated in accordance with this Agreement upon Net Sales to an independent third party by Ciba or its Affiliates, licensees and sublicensees. Ciba shall be responsible for payment of any royalty accrued on Net Sales of such System to such independent third party through its Affiliates, licensees or sublicensees. Royalties shall accrue hereunder only once in respect of the same unit of System.

         (c)      Timing of Royalty Payments; Records.

         (i) within ninety (90) days after the end of each half-year of the Fiscal Year, Ciba shall pay to Dermion the royalty payment due for that half year, provided, that royalties with respect to the first half-year in which any Product or other System is sold shall not be payable with respect to such Product or System until the royalty payment date for the next succeeding half-year.

         (ii) Together with each royalty payment, Ciba shall submit to the Dermion a written accounting showing its computation of royalties due under this Agreement for such half-year of the Fiscal Year. Said accounting shall (A) set forth gross sales, Net Sales, the specific deductions used in arriving at Net Sales, and the total royalties due for the half-year in question and (B) be in accordance with Ciba's standard accounting practices.

         (iii) Ciba shall keep full and accurate books and records setting forth gross sales, Net Sales, the specific deductions used in arriving at Net Sales and the amount of royalties payable to Dermion hereunder for no less than two (2) years after the end of each half-year of the Fiscal Year. Ciba shall permit Dermion, at Dermion's expense, to have such books and records examined by independent certified public accountants retained by Dermion and reasonably acceptable to Ciba, during regular business hours upon reasonable advance notice, but not later than two (2) years following the rendering of any such reports, accounting and payments, and no more often than one
                  (1) time per year. Such independent accountants shall keep confidential any information obtained during such examination and shall report to Dermion only the amounts of royalties which the independent accountant believes to be due and payable hereunder.

                  6.6 Incorporation of Technology. For purposes of this Agreement, a System shall be deemed to incorporate, or to be developed or manufactured through processes incorporating Dermion Technology, IOMED Technology, or Jointly Developed Technology to the extent that the manufacture, use or sale of such System would, if not for the rights granted herein, constitute an act of infringement of such Dermion Technology, IOMED Technology or Jointly Developed Technology.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

                  7.1 Representations and Warranties of IOMED and Dermion. IOMED and Dermion hereby jointly and severally represent and warrant to Ciba that, as of the date of this Agreement, the following statements are true and correct in all material respects:

                  (a) Organization and Good Standing. Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to engage in the business such party is presently engaged in and to enter into this Agreement and to perform its obligations hereunder.

                  (b) Authorization; Binding Effect. All corporate action on the part of such party and such party's officers and directors necessary for the authorization, execution and delivery of this Agreement and for the performance of all of such party's obligations hereunder has been taken and this Agreement, when executed and delivered, shall constitute a valid, legally binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or general equitable principles.

                  (c) Noncontravention. The execution, delivery and performance by such party of this Agreement do not and will not (i) violate or breach the certificate of incorporation or bylaws of such party, (ii) violate or conflict with any Applicable Law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which it is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance ("Lien") upon any assets of such party.

                  (d) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority or other Person is required in connection with such party's execution and delivery of this Agreement or with the performance by it of its obligations hereunder; provided, however, that no representation is made with respect to any consent, authorization, license, permit, registration or approval that may be required from Governmental Authorities as a pre-condition to the First Commercial Sale of any Product in any jurisdiction.

                  (e) Dermion Technology. Dermion is the owner or licensee of the Dermion Technology and has the right to license said Dermion Technology free of any Lien **************************************************************
*************************** in the manner set forth in this Agreement. IOMED is the licensee of the IOMED Technology and has the right to license said IOMED Technology free of any Lien **********************************************
**************************** (in the manner set forth in this Agreement. There are no existing defaults under the ******************************************
(or events which, with notice or lapse of time or both, would constitute a default) either by IOMED or, to the best of IOMED's knowledge, by any other party thereto, and true and correct copies of such licenses have been delivered to Ciba. Neither IOMED nor Dermion has assigned or conveyed any interest in the Dermion Technology or the IOMED Technology which conflicts with the rights granted hereunder; to the best of its knowledge, the practice of the Dermion Technology and the IOMED Technology by IOMED or Dermion in connection with its business activities does not infringe any rights of third parties; such party is not aware that any third party is infringing any Dermion Technology or any IOMED Technology; with respect to all Patent Rights constituting Dermion Technology or IOMED Technology which were prosecuted by IOMED, such Patent Rights have been prosecuted in good faith; and neither IOMED nor Dermion has reason to believe that any patent included within the Dermion Technology or the IOMED Technology would be invalid or would be held to be unenforceable by a court of competent jurisdiction. To the best of such party's knowledge, after reasonable inquiry, Schedules 1.1(b)(i) and 1.1(b)(ii) set forth all Patent Rights and identifiable Know-How owned or licensed by IOMED or Dermion or their respective Affiliates applicable to the development of Systems.

                  (f) The Business. IOMED has contributed to Dermion assets, properties and rights that are sufficient, when taken together with the facilities to be made available to Dermion pursuant to the Sublease and the services to be made available to Dermion pursuant to the Support Services Agreement, for the conduct of the Business as previously conducted by IOMED, other than the IOMED Technology. Dermion currently owns or has full right to use all assets, rights and properties (including all authorizations, approvals and consents of Governmental Authorities) necessary (i) to conduct the Business as previously conducted by IOMED and (ii) to perform the transactions contemplated by this Agreement except, in each case, for the IOMED Technology.

                  (g) Interim Agreement. All amounts paid by Ciba to IOMED prior to the date hereof pursuant to the Interim Agreement and not previously spent in accordance therewith have been contributed to Dermion by IOMED pursuant to the Contribution Agreement.

                  7.2 Representations and Warranties of Ciba. Ciba hereby represents and warrants to IOMED and Dermion that, as of the date of this Agreement, the following statements are true and correct in all material respects:

                  (a) Organization and Good Standing. Ciba is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to engage in the business Ciba is presently engaged in and to enter into this Agreement and to perform its obligations hereunder.

                  (b) Authorization; Binding Effect. All corporate action on the party of Ciba and Ciba's officers and directors necessary for the authorization, execution and delivery of this Agreement and for the performance of all of Ciba's obligations hereunder has been taken and this Agreement, when executed and delivered, will constitute a valid, legally binding obligation of Ciba enforceable against Ciba in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general equitable principles.

                  (c) Noncontravention. The execution, delivery and performance by Ciba of this Agreement do not and will not (i) violate or breach the certificate of incorporation or bylaws of Ciba, (ii) violate or conflict with any Applicable Law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which Ciba is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any Lien upon any assets of Ciba.

                  (d) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority or other Person is required in connection with Ciba's execution and delivery of this Agreement or with the performance by Ciba of its obligations hereunder; provided, however, that no representation is made with respect to any consent, authorization, license, permit, registration or approval that may be required from Governmental Authorities as a precondition to the First Commercial Sale of any Product in any jurisdiction.

                  (e) Ciba Technology. Ciba is the owner of the Ciba Technology and has the right to license said Ciba Technology free of any Lien in the manner set forth in this Agreement; it has not assigned or conveyed any interest in the Ciba Technology which may be inconsistent with the rights granted hereunder; to the best of its knowledge, the practice of the Ciba Technology by Ciba in connection with its business activities does not infringe any rights of third parties; Ciba is not aware that any third party is infringing the Ciba Technology; and Ciba has prosecuted all patent applications within the Ciba Technology in good faith and has no reason to believe that any patent included within the Ciba Technology would be invalid or would be held to be unenforceable by a court of competent jurisdiction. To the best of Ciba's knowledge, after reasonable inquiry, Schedule 1.1(a) sets forth all Patent Rights and identifiable Know-How owned or licensed by Ciba or its Affiliates applicable to the development of Systems.

                  7.3 DISCLAIMERS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (2) THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION INCLUDED WITHIN LICENSED TECHNOLOGY.

                  7.4 LIMITED LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                                    ARTICLE 8
                         OTHER COVENANTS AND AGREEMENTS

                  8.1      Confidentiality.

                  (a) Confidential Information. "Confidential Information" of Dermion, IOMED or Ciba shall mean (1) all written information disclosed by such party hereunder (i) bearing a legend indicating that such information is confidential and (ii) that does not constitute Confidential Information of any non-disclosing party pursuant to clause (2), (3) or (4) below, (2) all intellectual property of such party that is disclosed or furnished by such party hereunder (including, without limitation, in the case of Ciba, all Ciba Technology, in the case of Dermion, all Dermion Technology, and, in the case of IOMED, all IOMED Technology), (3) Improvements specific to the Licensed Technology of such party made in the course of the Program and (4) any results of the Program that are specific to the Licensed Technology of such party.

                  (b) Nondisclosure. During the term of this Agreement and for a period of ten (10) years thereafter, except as expressly authorized by the other party in writing, each of Dermion, IOMED and Ciba agrees to use diligent efforts, and at least the same degree of care that it uses to protect its own confidential information of like importance, to prevent unauthorized use, dissemination and disclosure of any other party's Confidential Information. In furtherance, and not in limitation of the foregoing, each of Dermion, IOMED and Ciba agrees that, except as otherwise permitted hereunder, it shall (1) use such confidential Information exclusively for the purpose of exercising its rights and fulfilling its obligations under this Agreement, (2) restrict disclosure of such Confidential Information to those of its employees, agents, collaborative partners and Affiliates who have a "need to know" such information, and refrain from disclosing such Confidential Information to anyone other than such employees, agents, collaborative partners and Affiliates, and (3) cause each of its Scientists to agree in writing to, and instruct all other such employees, agents, collaborative partners and Affiliates, to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein.

                  (c) Exceptions. The provisions contained in Section 8 (b) above shall not apply to any portion of the Confidential Information of any party which: (1) becomes a matter of public knowledge through no fault of the party receiving the Confidential Information, (2) is rightfully received by the receiving party from a third party, (3) was known to the receiving party before its first receipt from the disclosing party, as shown by files existing at the time of initial disclosure, or (4) is independently developed by the receiving party without use of another party's Confidential Information.

                  (d) Return of Information. After any termination of this Agreement, upon written request, each party shall promptly discontinue the use of, and return all originals and copies of, any requested Confidential Information that has been fixed in any tangible means of expression within thirty (30) days of such request; provided, however, that if a party's license rights pursuant to Article 5 shall remain in effect notwithstanding such termination, such party shall be permitted to retain such information concerning Licensed Technology as is necessary, in its reasonable judgment, in connection with the continued exercise of its license rights hereunder. In the event that information concerning Licensed Technology is retained after termination pursuant to the preceding sentence, the retaining party shall, upon the request of the party to which such information relates or belongs (as used in this paragraph (d), the "other party"), within ninety (90) days after termination, provide the other party with a written description, in reasonable detail, of the information concerning the other party's Licensed Technology that has been retained.

                  (e) Court or Administrative Order. In the event that Dermion, IOMED or Ciba is requested or required pursuant to Applicable Law by any Governmental Authority to disclose any Confidential Information, such party shall provide the party whose Confidential Information is the subject of the request or requirement (as used in this paragraph (e), the "other party") with prompt written notice of such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other party, the party being requested or required to disclose any Confidential Information is nonetheless legally compelled to disclose such Confidential Information, it may, without liability hereunder, disclose only that portion of the Confidential Information which it is legally compelled to disclose.

                  8.2      IOMED Covenant Not to Compete.

                  (a) Covenant. IOMED agrees that during the term of this Agreement neither it nor any of its subsidiaries, other than Dermion, shall engage, directly or indirectly, in the Restricted Business. For purposes of this
Section 8.2 the term "Restricted

Business" shall mean the business of conducting research with respect to or developing Systems on its own behalf and/or on behalf of third parties (other than such research or development by IOMED on its own behalf and not for a third party with respect to Systems for Drugs used in the treatment of acute inflammation or for inducement of local anesthesia).

                  (b) Blue Penciling. The parties agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in this Agreement are fair, reasonable and necessary in order to protect the legitimate interests of Ciba, and that adequate consideration has been received by IOMED for such obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable or that such consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Agreement as will render such restrictions valid and enforceable.

                  (c) Injunctive Relief. The parties acknowledge that any breach of the provisions contained in this Section 8.2 will result in serious and irreparable injury to Ciba. Therefore, IOMED acknowledges and agrees that in the event of a breach of such provisions, Ciba shall be entitled, in addition to any other remedy at law or in equity to which Ciba may be entitled, to equitable relief against IOMED, including, without limitation, an injunction to restrain IOMED from such breach and to compel compliance with this Section 8.2 in protecting or enforcing the rights and remedies of Ciba hereunder.

                  (d) No Other Limitation. Except only as provided in Section 8.2(a) above, nothing contained in this Agreement or any other document executed in connection herewith shall be construed as limiting in any manner the free and unrestricted ability of IOMED to carry on its business activities in any manner that it chooses in its sole and absolute discretion.

                  8.3 Change of Control of Dermion.

                  (a) Covenant Against a Change of Control of Dermion. For a period of two (2) years from the date of this Agreement, Dermion covenants and agrees that, without the prior written consent of Ciba, it shall not cause or approve a Change of Control of Dermion.

                  (b) Injunctive Relief. The parties acknowledge that any breach of the provisions contained in this Section 8.3 will result in serious and irreparable injury to Ciba. Therefore, Dermion acknowledges and agrees that in the event of a breach of this Agreement, Ciba shall be entitled, in addition to any other remedy at law or in equity to which Ciba may be entitled, to equitable relief against Dermion, including, without limitation, an injunction to restrain Dermion from such breach and to compel compliance with this Agreement in protecting or enforcing the rights and remedies of Ciba hereunder.

                  8.4 Right of First Offer.

                  (a) Offer. If at any time the Board of Directors of Dermion proposes to enter into or approve a transaction or series of related transactions which, if consummated, would result in a Change of Control of Dermion (a "Transaction"), then it shall promptly forward to Ciba a written notice (an "Offer Notice") offering to enter into a Transaction with Ciba and specifying the purchase price (the "Proposed Purchase Price") and other terms and conditions under which it would enter into such Transaction with Ciba (the offer made in any such Offer Notice, the "Offer"). Ciba shall have sixty (60) days after its receipt of an Offer Notice (the "Acceptance Period") to provide written notice to Dermion of its acceptance of the offer.

                  (b) Response to Offer. If Ciba accepts the offer, it shall be obligated to consummate such Transaction at the price and other terms specified in the Offer Notice within one hundred twenty (120) days after the acceptance of the Offer, subject to negotiation of a definitive acquisition agreement containing representations and warranties, covenants, conditions to closing and such other terms and conditions customary for agreements of its type. If Ciba rejects the Offer (or otherwise fails to forward an acceptance of the offer prior to the expiration of the Acceptance Period), Dermion shall, for a period of two hundred seventy (270) days after expiration of the Acceptance Period, have the right to consummate a Transaction of the type described in the Offer Notice only at a price greater than ninety percent (90%) of the Proposed Purchase Price and on such other terms and conditions more favorable to it than those offered to Ciba (unless Ciba consents to such lower price or other terms and conditions, which consent shall not be unreasonably withheld, it being understood that Ciba's withholding of consent based on its desire to consummate a Transaction at such lower price or other terms and conditions shall be deemed reasonable); provided, however, that in the event that a Transaction has not been consummated within such two hundred seventy (270) day period, then any proposed future Transaction shall continue to be subject to this Section 8.4.

                  (c) Survival. The offer rights of Ciba described in this
Section 8.4 shall survive any termination of this Agreement for a period of twelve (12) months from the effective date of such termination.

                                    ARTICLE 9
                              TERM AND TERMINATION

                  9.1 Term. Unless terminated sooner pursuant to Section 9.2, this Agreement shall continue in full force and effect from the date hereof through and including December 31, 1997, and shall automatically be renewed for subsequent one (1) year periods indefinitely.

                  9.2 Termination. This Agreement may be terminated by the parties as follows:

                      (i) by either Dermion or Ciba, effective as of the expiration of the initial term or any extension thereof, for any reason or no reason by written notice to the other given at least six (6) months prior to the expiration of the initial term or any extension thereof;

                      (ii) by mutual agreement in writing signed by Dermion and
                           Ciba, effective at the time specified in such writing;

                      (iii) by Dermion upon thirty (30) days, prior written
                           notice to Ciba in the event of a material breach of this Agreement by Ciba which remains unremedied at the end of such thirty (30) day period, or by Ciba upon thirty (30) days, prior written notice to Dermion in the event of a material breach of this Agreement by Dermion or IOMED which remains unremedied at the end of such thirty (30) day period, effective, in either case, at the end of such thirty
                           (30) day period;

                      (iv) by Dermion in the event of a Bankruptcy Event of
                           Ciba, or by Ciba in the event of a Bankruptcy Event of Dermion, in either case, effective immediately;

                      (v) subject to Section 8.3, by Ciba in the event of a Change of Control of Dermion (other than a Change of Control resulting from a Transfer that is not a Prohibited Transfer) upon thirty (30) days' prior written notice to Dermion, effective at the end of such thirty (30) day period, provided, that Ciba must exercise such right not later than ninety (90) days after receiving written notice from Dermion of such transaction; and

                      (vi) by Ciba, effective immediately, in the event that for any reason any Key Employee is terminated or resigns as a Program Employee (or is otherwise unable for a period of three (3) months to perform his obligations as a Program Employee in substantially the same manner as previously performed (a "Disability")) and such Key Employee is not replaced with an individual with comparable qualifications and acceptable to Ciba in its reasonable discretion within three (3) months of such termination, resignation or Disability.

Any termination of this Agreement effected pursuant to this Section 9.2 shall be effective with respect to and binding on all parties to this Agreement.

                  9.3 Survival Upon Termination. The parties agree that their respective rights and obligations pursuant to Sections 2.4(f), 2.5(e), 3.1-3.3 (to the extent of the Exclusivity Period), 4.1-4.4, 4.6, 4.7, 5.1, 5.3(b), 5.4, 5.5, 6.3-6.6, 7.4, 8.1, 8.3, 8.4, 9.3-9.5, 9.6, 9.7, 9.8, 10.1, 10.2, 11.1 and
11.10 shall survive termination of this Agreement for any reason, and a non-breaching party shall have the right to seek monetary or injunctive relief upon any material breach by the other party of such provisions, provided that such rights and obligations shall in any event terminate on the tenth (l0th) anniversary of the effective date of termination of this Agreement.

                  9.4 Continuing Liability. Termination of this Agreement for any reason shall not release any party from any liability, obligation or agreement which has already accrued nor affect the survival of any provision hereof which is expressly stated to survive such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder or which may arise out of or in connection with such termination.

                  9.5 Partial Termination. Ciba shall have the right to terminate this Agreement in part and thereafter continue the Agreement based on a reduced number of full-time equivalent employees serving as Program Employees (a "Partial Termination") any such Partial Termination to be effective no earlier than December 31, 1997 or, if this Agreement is extended in accordance with Section 9.1, the last day of such extension. In order to exercise such right, Ciba shall give Dermion notice of such Partial Termination at least three
(3) months prior to the expiration of the initial term or any extension thereof, such notice to indicate the number and function of the full-time equivalent employees with respect to which Ciba intends to continue the Agreement. In such event, this Agreement shall continue in full force and effect in all respects, with the only modifications as a result of such Partial Termination being the reduction in full-time equivalent employees serving as Program Employees and reductions in Research Funding Payments payable by Ciba, and facilities and other resources to be provided by Dermion. A Partial Termination shall not constitute a termination of this Agreement for any other purpose.

                  9.6 Rejection in Bankruptcy. In receipt of good and valuable consideration, which is hereby acknowledged, Dermion hereby grants to Ciba a security interest in and to the Dermion Technology to secure performance of any and all obligations of Dermion set out in this Agreement and agrees to execute and assist Ciba in filing such Form UCC-l's and other documents as may be needed from time to time to perfect such security interest. A rejection of this Agreement by a trustee in bankruptcy or debtor in possession shall be a default under this Agreement, whereupon Ciba shall have all rights and remedies of a secured party under the Uniform Commercial Code.

                  9.7 Program Records.

                  (a) Retention of Program Records. All Program Records shall be retained by any party in possession thereof for a period of seven (7) years following termination of this Agreement (the "Document Retention Period"). During the Document Retention Period, neither Dermion nor Ciba (or their respective Affiliates) shall destroy or give up possession of any Program Records without first offering to the other the opportunity to obtain the same. In such event, such other party shall be responsible for costs of delivery, if any. Thereafter, the party wishing to dispose of such Program Records shall be free to do so as it deems fit.

                  (b) Access to Program Records. During the Document Retention Period all Program Records that are retained by any party shall be open for inspection by representatives of the other party at any time upon reasonable notice during regular business hours until such time as such documents are disposed of in accordance with Section 9.7(a), and during such period a party may at its expense make such copies thereof as it may reasonably request.

                  9.8 Certain Actions Following Termination. If, following the effective date of any termination of this Agreement, any action or decision is required to be taken or made by the Committee under the terms hereof, any such action or decision shall be taken or made by mutual agreement of Ciba and Dermion provided, that Ciba will continue to have a veto over Ciba Matters.

                                   ARTICLE 10
                                 INDEMNIFICATION

                  10.1 Indemnification by Dermion and IOMED. Dermion and IOMED shall jointly and severally indemnify and hold harmless Ciba and its directors, officers, employees and agents and their respective successors, heirs and assigns, against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses) arising from or in connection with (i) any inaccuracy in or breach of any of the representations and warranties of Dermion or IOMED in this Agreement, (ii) any failure by Dermion or IOMED to perform or comply with any covenant or agreement in this Agreement, and (iii) the acts or omissions of Dermion or IOMED in performing its obligations under this Agreement.

                  10.2 Indemnification by Ciba. Ciba shall indemnify and hold harmless Dermion and IOMED and their respective directors, officers, employees and agents and such Persons, respective successors, heirs and assigns, against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses) arising from or in connection with (i) any inaccuracy in or breach of any of the representations and warranties of Ciba in this Agreement, (ii) any failure by Ciba to perform or comply with any covenant or agreement in this Agreement, and (iii) the acts or omissions of Ciba in performing its obligations under this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

                  11.1 Arbitration. Any controversy, claim or dispute between the parties, directly or indirectly, concerning this

Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by three (3) arbitrators knowledgeable in the subject matter involved in such controversy or claim appointed and acting in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association. One (1) arbitrator shall be selected by each of Ciba and Dermion, and the third arbitrator shall be selected by mutual agreement of the first two. The arbitration shall be conducted in New York, NY. The arbitrators shall be informed that time is of the essence in deciding the matters subject to their review. The decision in writing of any two of the arbitrators shall be final, binding and conclusive on each party to this Agreement; judgment upon such decision or award may be entered in any court of competent jurisdiction; and the application may be made to such court for confirmation of such decision or award, for an order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award. The arbitrators shall have the right and authority to assess the costs of the arbitration proceedings.

                  11.2 Publicity. Except after consultation with the other parties, no party shall publicize, advertise, announce or publicly describe to any Governmental Authority or other Person, the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by Applicable Law or as required pursuant to this Agreement. In the event that Dermion or IOMED on the one hand or Ciba on the other is requested or required pursuant to Applicable Law by any Governmental Authority to disclose to any Governmental Authority or other Person any terms of this Agreement, the party subject to such request or requirement shall provide the other with prompt written notice of such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other party, the party being requested or required to disclose such terms of this Agreement is nonetheless legally compelled to disclose such terms, it may, without liability hereunder, disclose only that portion of this Agreement which it is legally compelled to disclose.

                  11.3 Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and permitted assigns. No party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other parties except (i) to an Affiliate of such party who expressly assumes the obligations of the assigning party hereunder (including, without limitation, by operation of law), (ii) in the case of Ciba, to a successor to Ciba's Pharmaceuticals Division, whether by merger, consolidation, stock sale, asset sale or otherwise, or (iii) as expressly permitted herein.

                  11.4 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument specifically referring to this Agreement that is signed and delivered by duly authorized officers of each party.

                  11.5 Waiver. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of any such provision and will not affect the validity of this Agreement or any part hereof or the right of such party to enforce any such provision. No waiver of any breach hereof will be construed to be a waiver of any other breach.

                  11.6 Notices. All notices and communications required or authorized to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by messenger, (b) upon actual receipt if sent by telecopy (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by overnight courier, in each case to the appropriate address or telecopier number set forth below:

                           If to IOMED or Dermion:

                           IOMED, INC.
                           3385 West 1820 South
                           Salt Lake City, Utah 84104
                           Attn: Chief Executive Officer
                           Tel:  801-975-1191
                           Fax:  801-972-9072

                           With a copy to:

                           Morrison & Foerster LLP
                           345 California Street
                           San Francisco, California
                           Attn: C. Patrick Machado, Esq.
                           Tel:  415-677-7589
                           Fax:  415-677-7522

                           If to Ciba:

                           Ciba-Geigy Corporation
                           Pharmaceuticals Division
                           556 Morris Avenue
                           Summit, New Jersey 07901
                           Attn: President
                           Tel:  908-277-5200
                           Fax:  908-277-7627

                           With a copy to:

                           Ciba-Geigy Corporation
                           Pharmaceuticals Division
                           556 Morris Avenue
                           Summit, New Jersey 07901
                           Attn: Division Counsel
                           Tel:  908-277-5616
                           Fax:  908-277-5753

or to such other person or address as any party may designate in writing from time to time.

                  11.7 Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or due to strikes, riot, storms, explosions, acts of God, war, or a similar occurrence or condition beyond the reasonable control of the parties, the party so affected shall, upon giving prompt notice to the other parties, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

                  11.8 Disclaimer of Agency. This Agreement shall not be construed to constitute the parties as partners, joint venturers, agents or otherwise as participants in a joint or common undertaking. No party (or its agents and employees) is the representative of the other party for any purpose and no party has power or authority as agent, legal representative, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of, any other party for any purpose whatsoever.

                  11.9 Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

                  11.10 Expenses. The parties shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise provided herein, consummation of the transactions contemplated hereby, provided, however, that all such costs and expenses incurred by IOMED and Dermion shall be borne by Dermion.

                  11.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without giving effect to the conflicts of laws provisions thereof.

                  11.12 Entire Agreement. This Agreement, including the exhibits and schedules hereto, each of which is incorporated herein by this reference, contains the entire agreement and understanding of the parties, and supersedes any prior understandings and agreements, with respect to its subject matter, including the Interim Agreement.

                  11.13 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth herein. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

                  11.14 Broker's Fees. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to its knowledge, no broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions. Each of the parties shall be responsible for, and shall indemnify and hold the other parties harmless against, the fees of its investment bankers and other advisors, if any.

                  11.15 Article and Section Headings. The article and Section headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  11.16 Counterparts. This Agreement may be executed in any number of counterparts each of which shall constitute an original instrument but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   IOMED, INC.



                                   By:/s/ Ned M. Weinshenker
                                      -----------------------------------
                                   Name:  Ned M. Weinshenker
                                         --------------------------------
                                   Title: President & CEO
                                         --------------------------------

                                   DERMIION, INC.



                                   By:/s/ Robert J. Lollini
                                      -----------------------------------
                                   Name:  Robert J. Lollini
                                         --------------------------------
                                   Title: Secretary
                                         --------------------------------

                                   CIBA-GEIGY CORPORATION
                                   Pharmaceuticals Division



                                   By: /s/ James M. Callahan
                                      -----------------------------------
                                   Name:
                                         --------------------------------
                                   Title:
                                         --------------------------------

                                Schedule 1.1(a)
                                ---------------
                               (Ciba Technology)





                                      ****

                                Schedule 1.1(b)
                                ---------------
                                 See Attached.

                               Schedule 1.1(b)(i)
                              (Dermion Technology)




                                      ****

                              Schedule 1.1(b)(ii)
                               (IOMED Technology)




                                      ****

                                  Schedule 3.1
                                  ------------

(a) Ciba Fields

                                      ****

(b) Ciba Proprietary Drugs

                                      ****